                                                                   EXHIBIT  11.1


                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)


                                                                    Three Months                     Six Months
                                                                       Ended                            Ended
                                                                      June 30,                         June 30,
                                                              -------------------------       -------------------------
Weighted Average Number of Shares Outstanding                   1996             1995           1996             1995
                                                              --------         --------       --------         --------
Common Stock                                                    6,001            5,931           5,994           5,925
Common equivalent shares resulting from stock options issued
   (treasury stock method)                                         49              222              65             206
                                                              --------         --------       --------         --------
Total                                                           6,050            6,153           6,059           6,131
                                                              ========         ========       ========         ========
Net income applicable to common stock                           $ 516            $ 672           $ 848          $1,877
                                                              ========         ========       ========         ========
Net income per common stock                                     $0.09            $0.11           $0.14           $0.31
                                                              ========         ========       ========         ========

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